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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): August 31, 1999




         Commission            Registrant, State of Incorporation                     I.R. S. Employer
         File Number              Address and Telephone Number                     Identification Number
         -----------           ----------------------------------                  ---------------------
           1-13895             Conectiv (a Delaware Corporation)                         51-0377417
                               800 King Street
                               P.O. Box 231
                               Wilmington, Delaware 19899
                               Telephone (302) 429-3114

           1-1405              Delmarva Power & Light Company                            51-0084283
                               (a Delaware and Virginia Corporation)
                               800 King Street
                               P.O. Box 231
                               Wilmington, Delaware 19899
                               Telephone (302) 429-3114


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Item 5. OTHER EVENTS

         As previously reported by Conectiv and its subsidiary, Delmarva Power & Light Company ("Company"), on March 31, 1999, the governor of Delaware signed the Electric Utility Restructuring Act of 1999 (the "Act"). Pursuant to the requirements of the Act, on April 15, 1999, the Company submitted to the Delaware Public Service Commission (the "DPSC") a compliance plan for the implementation of retail choice in the Company's service area. On August 31, 1999, the DPSC issued its order with regard to the retail competition restructuring plan filed by the Company. The DPSC stated that a more detailed order would be issued at a later date. The DPSC order provides the following:

         1) The DPSC approved the Company's proposed rate structure, thus permitting the Company to recover $16 million in stranded costs, and to reduce residential rates by 7.5%.

         2) The DPSC ruled that the existing Code of Conduct remain in place, conditioned upon the requirement that a new code be litigated and in effect by the middle of the year 2000.

         3) The DPSC approved, with minor modifications, the Company's proposed shopping credits and rejected proposals for higher shopping credits.

         4) The DPSC order permits customers with demand below 300 kW to choose an alternative electric supplier and to switch back to the Company's default service without any time restrictions or price differential. Customers with demand above 300 kW who choose an alternative supplier and switch back to the Company's default service must either, at the customer's option, return to the Company's default service for a minimum of 12 months or pay market prices.

         5) The DPSC addressed, among other matters, the elimination of several reporting requirements and technical issues around enrollment, switching and billing, subject to further proceedings in advance of full choice in October 2000.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            CONECTIV
                                            Delmarva Power & Light Company




Date:  September 7, 1999                    /s/ Philip S. Reese
                                            ------------------------------
                                            Treasurer